Exhibit 99.1

NextBoat Provides Update on Record Second Quarter Performance and Progress Toward Profitability

Record transaction closings, record quarterly sales, and a landmark MarineMax partnership drive continued marketplace expansion and progress toward profitability

Wilmington, NC – ACCESS Newswire – July 16, 2026 – NextBoat Inc. (NYSE American: NXB) (“NextBoat” or the “Company”), today provided a business update highlighting record closings and quarterly sales during the second quarter of 2026, continued expansion of its marketplace, and significant progress toward profitability, alongside continued investment in the platform and automation.

“The first quarter of 2026, our first full quarter as a public company, included public-company transition costs, resulting in a loss for the quarter,” said Jason Ruegg, Founder and Executive Chairman. “Based on preliminary results, we expect to be at or near profitability for the second quarter, which we believe reflects the resilience of our operating platform and our disciplined growth and execution.”

Second Quarter Highlights

●	Achieved a record number of transaction closings during the quarter.
●	Partnered with MarineMax as its preferred wholesale partner for pre-owned boats and yachts, while establishing a preferred finance and insurance relationship with Newcoast.
●	Continued development of proprietary closing automation designed to streamline key transaction processes, improve the customer experience, and increase throughput per closer.
●	Tripled the Company’s transaction closing team to meet record transaction demand and support continued growth.
●	Grew transaction volume approximately 120% year-over-year across the NextBoat platform, based on preliminary unaudited internal data.
●	Successfully completed the first full quarter of ownership of APEX, with the business achieving profitability following integration and operational stabilization.
●	Bellhart continued its operational turnaround, substantially reducing legacy inventory while positioning the business for renewed growth as inventory replenishment progresses.
●	Launched the Company’s new automated Broker Hiring Portal, enabling brokers to recruit and manage their own sales organizations while automatically administering team commissions and override structures.
●	NextBoat has grown its organization by approximately 42% year-over-year, based on preliminary internal data, reflecting the Company’s aggressive investment in growth and market expansion.
●	Initiated full development of a centralized Business Development Center to improve customer engagement, lead management, sales conversion, and service quality across the platform.
●	Grew traffic and inbound customer activity year-over-year through WeBuyBoats.com, further strengthening the Company’s acquisition pipeline.

“Our second quarter reflects the execution of the strategy we’ve been building toward,” said Brian John, Chief Executive Officer of NextBoat Inc. “We’re not simply growing transaction volume — we’re building the technology infrastructure that allows us to scale efficiently. By investing in automation, expanding our brokerage network, and integrating complementary businesses, we’re positioning NextBoat to become a leading technology-driven transaction platform in the marine industry.”

The Company believes its continued investment in automation, proprietary software, and scalable operating infrastructure will support long-term growth while improving operating leverage as transaction volumes continue to increase.

The Company expects to report its second quarter financial results on August 14, 2026. Additional information regarding platform enhancements, strategic partnerships, and acquisition opportunities will be provided as it becomes available.

About NextBoat Inc.

Founded in 2012, NextBoat Inc., previously known as Off The Hook YS Inc., is a vertically integrated, technology-driven marine marketplace transforming how boats are bought, sold, financed, and serviced across the United States. Through proprietary technology, transaction data, financing capabilities, and a growing national acquisition network, the Company operates across boat brokerage, wholesale inventory acquisition, auctions, financing, and marine services. NextBoat’s ecosystem includes Off The Hook Yachts, Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, NextBoat is rapidly expanding its national footprint and market share within the $57 billion U.S. marine industry.

Contact

Chad Corbin

Chief Financial Officer

chadcorbin@nextboat.com

Investor Relations

ir@nextboat.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding NextBoat Inc. (“Company”), including, without limitation, statements regarding the Company’s business strategy, technology platform, market opportunity, planned operations, and expected results and benefits. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative of such terms thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond our control. Actual results, performance or achievements, including the timing of events, may differ materially from those expressed or implied by the forward-looking statements as a result of various risks and uncertainties, including those described under the heading “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other subsequent filings with the SEC. Copies of these filings are available on the SEC’s website at www.sec.gov. Investors are cautioned that forward-looking statements are not guarantees of future performance, and are cautioned not to place undue reliance on any such forward-looking statements. The forward-looking statements made in this press release are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update, revise or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances occurring after the date such statements were made, except as required by applicable law.